Exhibit 10.8

                                                                  Execution Copy
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                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT



                                     AMONG



                        CHARLES RIVER LABORATORIES, INC.


                                      AND


                               SBI HOLDINGS, INC.
                              AND ITS STOCKHOLDERS



                               SEPTEMBER 4, 1999








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                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Definitions...............................................................1
    1.1.     Defined Terms....................................................1
    1.2.     Additional Provisions............................................9
2.  Acquisition of Stock by Buyer............................................10
    2.1.     Purchase and Sale of Stock......................................10
    2.2.     Purchase Price..................................................10
    2.3.     Working Capital Adjustment......................................11
    2.4.     Purchase Price Adjustment.......................................11
    2.5.     The Closing.....................................................12
    2.6.     Deliveries at the Closing.......................................12
3.  Representations and Warranties Regarding the Company.....................12
    3.1.     Organization of the Company.....................................12
    3.2.     Capitalization and Ownership of the Company.....................12
    3.3.     Authorization of Transaction....................................13
    3.4.     Noncontravention................................................13
    3.5.     Brokers' Fees...................................................14
    3.6.     Title to Assets.................................................14
    3.7.     Subsidiaries....................................................14
    3.8.     Financial Statements............................................15
    3.9.     Absence of Certain Changes and Events...........................15
    3.10.    Absence of Undisclosed Liabilities..............................17
    3.11.    Legal and Other Compliance......................................18
    3.12.    No Material Adverse Change......................................18
    3.13.    Taxes...........................................................18
    3.14.    Property, Plant and Equipment...................................20
    3.15.    Intellectual Property...........................................22
    3.16.    Inventories.....................................................24
    3.17.    Contracts.......................................................24
    3.18.    Accounts Receivable.............................................26
    3.19.    Insurance and Risk Management...................................26
    3.20.    Litigation......................................................27
    3.21.    Product Warranties; Defects; Liability..........................27
    3.22.    Employees.......................................................27
    3.23.    Employee Benefits...............................................28
    3.24.    Environment, Health and Safety..................................30
    3.25.    Affiliated Transactions.........................................32
    3.26.    Distributors, Customers, Suppliers..............................32
    3.27.    No Illegal Payments, Etc........................................33
    3.28.    Books and Records...............................................33
    3.29.    Consents........................................................33

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


    3.30     Disclosure......................................................33
3A. Representations and Warranties Regarding Sellers.........................34
    3A.1.    Title to Shares.................................................34
    3A.2.    Authorization of Transaction....................................34
    3A.3.    Noncontravention................................................34
4.  Representations and Warranties of the Buyer..............................35
    4.1.     Organization of the Buyer.......................................35
    4.2.     Authority for Agreement.........................................35
    4.3.     Noncontravention................................................35
    4.4.     Brokers' Fees...................................................35
5.  Covenants................................................................35
    5.1.     General.........................................................35
    5.2.     Notices and Consents............................................35
    5.3.     Operation of Business...........................................36
    5.4.     Preservation of Business........................................36
    5.5.     Full Access.....................................................36
    5.6.     Notice of Redemption of Series A Preferred Stock................37
    5.7.     Notice of Developments..........................................37
    5.8.     Exclusivity.....................................................37
    5.9.     Assistance in Financing.........................................37
    5.10.    Access to Records after Closing.................................37
    5.11.    Future Assurances...............................................38
    5.12.    Release of Guarantees...........................................38
6.  Conditions to Obligation to Close........................................38
    6.1.     Conditions to Obligation of the Buyer...........................38
    6.2.     Conditions to Obligations of the Sellers........................40
7.  Confidentiality..........................................................41
8.  Noncompetition...........................................................42
9.  Indemnification..........................................................42
    9.1.     Survival of Representations and Warranties......................42
    9.2.     Indemnity by Sellers Relating to the Company....................43
    9.3.     Indemnity by Sellers............................................44
    9.4.     Indemnity by Buyer..............................................44
    9.5.     Matters Involving Third Parties.................................45
    9.6.     Other Indemnification Provisions................................46
10. Termination..............................................................46
    10.1.    Termination of Agreement........................................47
    10.2.    Effect of Termination...........................................48
11. Miscellaneous............................................................48
    11.1.    Press Releases and Public Announcements.........................48
    11.2.    No Third Party Beneficiaries....................................48
    11.3.    Seller Representative...........................................48
    11.4.    Entire Agreement................................................48
    11.5.    Succession and Assignment.......................................49

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    11.6.    Counterparts....................................................49
    11.7.    Headings........................................................49
    11.8.    Notices.........................................................49
    11.9.    Governing Law...................................................50
    11.10.   Arbitration.....................................................50
    11.11.   Amendments and Waivers..........................................51
    11.12.   Severability....................................................51
    11.13.   Expenses........................................................52
    11.14.   Construction....................................................52
    11.15.   Incorporation of Exhibits and Schedules.........................52


Exhibits

2.1               Sellers

2.2               Form of Escrow Agreement

2.3               Target Working Capital

3.8               Financial Statements

6.1(f)(i)         Form of Employment Agreement

6.1(f)(ii)        Form of Noncompetition Agreement

6.2(c)            Form of Performance Bonus Plan

9.2               Indemnification

                              AMENDED AND RESTATED
                            STOCK PURCHASE AGREEMENT

     This Amended and Restated Stock Purchase Agreement (the "Agreement"), dated as of September 4, 1999, is by and among Charles River Laboratories, Inc., a Delaware corporation (the "Buyer"), SBI Holdings, Inc., a Nevada corporation ("SBI" or the "Company"), and each of the persons listed on the signature pages hereto as sellers (collectively, the "Sellers"). The Buyer, the Company and the Sellers collectively are referred to herein as the "Parties."

     Certain of the Parties are party to a stock Purchase Agreement dated as of September 3, 1999 (the "Original Agreement").

     This Agreement contemplates a transaction in which the Buyer will purchase at the Closing all of the then outstanding shares of Common Stock of the Company (the "Shares") in consideration of the Aggregate Purchase Price. Prior to the Closing, all of the options and warrants to purchase Common Stock shall have been exercised or terminated.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows: 1. Definitions. 1.1. Defined Terms. As used herein, the following terms shall have the meaning herein specified:

     "AAA" has the meaning set forth in Section 11.10(a).

     "Actual Working Capital" means the Working Capital as reflected in the Closing Date Balance Sheet.

     "Affiliate" of any specified Person means (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), (ii) any Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock or other evidence of beneficial interest of such specified Person and the Members of the Immediate Family of each such officer, director or holder (and, if such specified Person is a natural person, of such specified Person) and (iii) each Person of which such specified Person or an Affiliate (as defined in clauses
(i) or (ii) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

     "Affiliated Group" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar group defined under a similar provision of state, local, or foreign law.

     "Aggregate Closing Payment" has the meaning set forth in Section 2.2.

     "Aggregate Purchase Price" means $24,000,000 (Twenty-Four Million Dollars), as such amount may be adjusted pursuant to Sections 2.3 and 2.4.

     "Agreement" has the meaning set forth in the preamble above.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

     "Buyer" has the meaning set forth in the preamble above.

     "Chemical Substance" means any chemical substance, including but not limited to any: (i) pollutant, contaminant, irritant, chemical, raw material, intermediate, product, by-product, slag, construction debris; (ii) industrial, solid, liquid or gaseous toxic or hazardous substance, material or waste; (iii) petroleum or any fraction thereof; (iv) asbestos or asbestos-containing material; (v) polychlorinated biphenyl; (vi) chlorofluorocarbons; and, (vii) any other substance, material or waste, which is identified or regulated under any Environmental Law or Safety Law, as now and hereinafter in effect, or other comparable laws.

     "Closing" has the meaning set forth in Section 2.5.

     "Closing Agreements" means the Employment Agreements, the Noncompetition Agreements, the Performance Bonus Plan and the Performance Bonus Agreements.

     "Closing Balance Sheet" has the meaning set forth in Section 2.3(a).

     "Closing Date" has the meaning set forth in Section 2.5.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" has the meaning set forth in Section 3.2.

     "Company" has the meaning set forth in the preamble above and, where applicable, in Section 3.

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


     "Company Permits" has the meaning set forth in Section 3.11.

     "Confidential Information" means any and all information concerning the businesses and affairs of the Company other than that information which is already generally or readily obtainable by the public or is publicly known or becomes publicly known through no fault of the Sellers.

     "Controlled Group of Corporations" has the meaning set forth in Section 1563 of the Code.

     "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

     "Disclosure Schedule" has the meaning set forth in Section 3.

     "Dispute Notice" has the meaning set forth in Section 2.3(b).

     "Employee Benefit Plan" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan,
(ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (iv) Employee Welfare Benefit Plan or material fringe benefit plan or program or (v) profit sharing, stock option, stock purchase, equity, stock appreciation, bonus, incentive deferred compensation, severance plan or other benefit plan.

     "Employee Pension Benefit Plan" has the meaning set forth in Section 3(2) of ERISA.

     "Employee Welfare Benefit Plan" has the meaning set forth in Section 3(l) of ERISA.

     "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

     "Environmental Laws" mean the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Clean Air Act, the Clean Water Act, each, as amended or hereinafter in effect, and any other law or legal requirement, as now or hereinafter in effect, relating to: (i) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Chemical Substance; (ii) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any

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Chemical Substance; (iii) exposure of persons, including employees, to any
Chemical Substance; (iv) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Chemical Substance; (v) the pollution, protection or clean up of the Environment; (vi) noise; or (vii) other environmental or natural resource matters.

     "Environmental Liabilities and Costs" means all Losses arising from, imposed or incurred in connection with: (i) compliance with any Environmental Law; (ii) a Release of any Chemical Substance; or (iii) any environmental conditions present at, created by or arising out of the past or present operations of the Company or its Subsidiaries (or any of their respective predecessor entities) through the Closing Date or of any prior owner or operator of a facility or site at which the Company or its Subsidiaries (or any of their respective predecessor entities) now operates or has previously operated.

     "Environmental Permits" means any Permit or authorization from any governmental authority required under, issued pursuant to, or authorized by any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" has the meaning set forth in Section 2.2.

     "Escrow Amount" has the meaning set forth in Section 2.2(a).

     "Fiduciary" has the meaning set forth in Section 3(21) of ERISA.

     "Financial Statements" has the meaning set forth in Section 3.8.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Imperial Warrant" means the Warrant to Purchase Stock issued by the Company to Imperial Bancorp on January 21, 1999, as amended, restated or otherwise modified.

     "Indebtedness" means, with respect to any Person, the aggregate amount received from customers in advance of work to be performed for such customers by such Person and all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments (including, without limitation, any notes issued by the Company in connection with the purchase of any of its Common Stock or other equity interests), (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred

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in the Ordinary Course of Business which are not more than 90 days past due),
(iv) under capital leases or (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" has the meaning set forth in Section 9.4(a).

     "Indemnifying Party" has the meaning set forth in Section 9.4(a).

     "Independent Accountant" has the meaning set forth in Section 2.3(b).

     "Intellectual Property" means the entire right, title and interest in and to all proprietary rights of every kind and nature, including Patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any licenses or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products and Services or the Technology, including, without limitation, all Intellectual Property identified in Schedule 2.1(d), (ii) that are owned, licensed or controlled in whole or in part by the Company and relate to the business of the Company or (iii) that are used in or necessary to the development, manufacture, sales, marketing or testing of the Products and Services.

     "Laws" means all laws, rules, regulations, codes, injunctions, judgments, decrees, rulings, interpretations, constitution, ordinance, common law, treaty, regulations, or orders, of any federal, state, local, municipal and foreign, international, or multinational governments or administration and all related agencies, including, without limitation all laws, rules and regulations of the United States Department of Agriculture.

     "Liability" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including, without limitation, any liability for Taxes.

     "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any Indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes to the extent that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the business of the Company as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance

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under any such lease or rental agreement is in arrears or is otherwise due,
(iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of
(i)-(v), which have been incurred in the Ordinary Course of Business.

     "Losses" has the meaning set forth in Section 9.2.

     "Material Adverse Effect" means a material adverse effect on (i) the business, financial condition, operations, results of operations or prospects of the Company or any of its Subsidiaries or (ii) the ability of the Sellers to consummate the transactions contemplated by this Agreement and the Closing Agreements and to perform their respective obligations hereunder and thereunder.

     "Member of the Immediate Family" of any specified Person, means each spouse, parent, aunt, uncle, brother, sister or child of such Person, each spouse and each child of any of the aforementioned Persons, each trust created in whole or in part for the benefit of one or more of the aforementioned Persons and each custodian or guardian of any property of one or more of the aforementioned Persons.

     "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" means, collectively, (i) the audited Financial Statements of SBI and (ii) the unaudited Financial Statements of HTI Bio-Services, Inc. for the Most Recent Fiscal Year End.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 3.8.

     "Multiemployer Plan" has the meaning set forth in Section 3(37) of ERISA.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity, timing and frequency).

     "Original Agreement" has the meaning set forth in the Preamble.

     "Parties" has the meaning set forth in the preamble above.

     "Payment Date" has the meaning set forth in Section 10.3.

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     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Performance Bonus Plan" has the meaning set forth in Section 6.2(e).

     "Permit" has the meaning set forth in Section 3.11.

     "Person" means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency, or political subdivision thereof) or other legal entity of any kind.

     "Pro Rata Share" means, with respect to any Seller, (a) the number of shares of Common Stock of SBI sold by such Seller to the Buyer hereunder divided by (b) the aggregate number of shares of Common Stock sold by all Sellers to the Buyer hereunder.

     "Product and Service" means all current products and services of the Company and its Subsidiaries, any subsequent versions of such products and services currently being developed, any products or services currently being developed by the Company or its Subsidiaries which are designed to supersede, replace or function as a component of such products or services, and any upgrades, enhancements, improvements and modifications to the foregoing.

     "Prohibited Transaction" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

     "Recap Agreement" has the meaning set forth in Section 2.1.

     "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Chemical Substance into the Environment that may cause an Environmental Liability and Cost (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Chemical Substance).

     "Reportable Event" has the meaning set forth in Section 4043 of ERISA.

     "Safety Laws" means the Occupational Safety and Health Act and any other federal, state, local and foreign law, regulation or legal requirement relating to health or safety, each as now or hereinafter in effect, including any such law, regulation or legal requirement relating to the (a) exposure of employees to any Chemical Substance, air quality or working conditions or noise or (b) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to equipment or manufacturing processes, or the management, use, storage, disposal, cleanup or removal of any Chemical Substances, air quality or working conditions.

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     "Safety Liabilities and Costs" means all Losses arising from, imposed or incurred in connection with compliance with any Safety Law or as a result of any health or safety conditions present at, created by or arising out of the past or present operations of the Company through the Closing Date.

     "SBI" has the meaning set forth in the preamble above.

     "SBI EBITDA" has the meaning set forth in the Performance Bonus Plan.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Seller Employees" means William Hobson, Jean Bees, Doug Kornbrust, Nancy Gillett, Dave McCaslin, Karol Bice-Godwin, John Kapeghian, Donna Eisenhauer, Belinda Fuller, Martin Brett, Glen Elliott and Mark Young.

     "Seller Representative" has the meaning set forth in Section 11.3.

     "Sellers" has the meaning set forth in the preamble above.

     "Series A Preferred Stock" has the meaning set forth in Section 3.2.

     "Shares" has the meaning set forth in the preamble above.

     "Subsidiary" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding voting stock is owned, directly or indirectly, by such Person or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner. For the purposes of this definition, "voting stock" means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of contingency.

     "Target Working Capital" means the amount set forth in Exhibit 2.3 as the Target Working Capital.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall

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


profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Technology" means all inventions, copyrightable works, discoveries, innovations, know-how, information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, business and marketing plans and proposals, documentation and manuals), computer software, computer hardware, integrated circuits and integrated circuit masks, electronic, electrical and mechanical equipment and all other forms of technology, including improvements, modifications, derivatives or changes, whether tangible or intangible, embodied in any form, whether or not protected or able to be protected by patent, copyright, mask work right, trade secret law or otherwise.

     "Third Party Claim" has the meaning set forth in Section 9.4(a).

     "Trademarks" means any trademarks, service marks, trade dress and logos, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith.

     "Working Capital" means the excess of (i) (a) cash and cash equivalents,
(b) net accounts receivable, (c) inventory and (c) prepaid expenses over (b)
(i) accounts payable (except for any accounts payable greater than 90 days),
(ii) accrued employee compensation and benefits and (iii) accrued liabilities (except for obligations for deferred taxes and Indebtedness (x) to the Lee Trust, (y) under capital leases and (z) to the Imperial Bank solely in respect of the term loan); it being understood and agreed that the aggregate amount received from customers in advance of work to be performed for such customers shall not be included in the calculation of Working Capital.

     1.2. Additional Provisions. In addition to the definitions set forth above:

          (a) The words "hereof," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, reference to a particular Article of this Agreement shall include all Sections thereof and reference to a particular Section of this Agreement shall include all subsections thereof.

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

          (b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

2.   Acquisition of Stock by Buyer.

     2.1. Purchase and Sale of Stock. Immediately following the closing under the Recapitalization Agreement dated as of July 25, 1999 among Bausch & Lomb, Incorporated, CRL Holdings, Inc., the Buyer and certain other parties named therein (as amended, the "Recap Agreement") and subject to and upon the terms and conditions contained herein, each Seller agrees to sell and transfer to the Buyer that number of Shares set forth opposite such Seller's name on Exhibit 2.1, and the Buyer agrees to purchase all and not less than all of the Shares from each of the Sellers at the Closing in consideration of the payment of the Aggregate Purchase Price; it being understood and agreed that each holder of an option to purchase shares of Common Stock shall be deemed to have exercised such option on the Closing Date immediately before the Closing.

     2.2. Purchase Price. The Buyer agrees to pay to the Sellers at the Closing an aggregate amount (the "Aggregate Closing Payment") equal to (a) the Aggregate Purchase Price less (b) the amount of the Company's Indebtedness plus accrued but unpaid interest thereon and all other amounts due in respect thereof upon discharge in full on the Closing Date, including prepayment, breakage or other related fees, expenses or penalties less (c) the amount required to redeem on the Closing Date the outstanding Series A Preferred Stock less (d) the amount payable to Gary Chellman in connection with the consummation of the transaction contemplated hereby less (e) the amount, if any, actually paid by the Company pursuant to or in connection with the Imperial Warrant plus (f) the amount actually spent by the Company on capital expenditures from the date of this Agreement through the Closing Date not in excess of $250,000 plus (g) the amount, if any, actually paid by the Company pursuant to Section 6.13 of the Share Purchase Agreement dated as of January 4, 1999 by and among Sierra Biomedical, Inc., the stockholders of HTI Bio-Services, Inc. and HTI Bio-Services, Inc. The Aggregate Closing Payment shall be payable as follows:

          (i) $3,750,000 in cash (the "Escrow Amount") payable by wire transfer to a Person designated by the Buyer subject to the reasonable consent of the Seller Representative, as escrow agent (the "Escrow Agent"), to be held in escrow pursuant to the Escrow Agreement among the Parties and the Escrow Agent substantially in the form of Exhibit 2.2; and

          (ii) cash payable by wire transfer to the Sellers, as more fully set forth on Schedule 2.2, in accordance with written instructions of each such Seller given to the Buyer at least two business days prior to the Closing in an amount equal, in the aggregate, to the Aggregate Closing Payment less the Escrow Amount

     2.3. Working Capital Adjustment.

     (a) As soon as practicable, but in no event later than 60 days after the Closing Date, the Buyer shall prepare and deliver to the Sellers an unaudited consolidated balance sheet of the Company as of the close of business on the Closing Date (the "Closing Balance Sheet") prepared in accordance with GAAP on a basis consistent with past practice. The Buyer shall prepare and deliver, or cause to be prepared and delivered, to the Sellers, simultaneously with the delivery of the Closing Date Balance Sheet, a statement setting forth in reasonable detail the Buyer's calculation of the Actual Working Capital.

     (b) The Closing Balance Sheet and the Buyer's calculation of Actual Working Capital shall be conclusive and binding on the Sellers unless the Seller Representative shall notify the Buyer in writing within 10 days after receipt thereof that, in the opinion of the Seller Representative, (i) the Closing Balance Sheet has not been prepared on a basis consistent with the accounting principles set forth in Exhibit 2.3 or (ii) the Actual Working Capital has not been calculated correctly. Such notice (the "Dispute Notice") -------------- shall set forth in reasonable detail, each item and amount with which the Seller disagrees and the basis for each such disagreement. The Buyer and the Seller Representative shall attempt to resolve each such disagreement and shall set forth any resolution in writing. If they cannot so agree within 30 days after the delivery by the Seller Representative to the Buyer of the Dispute Notice, then either the Seller Representative or the Buyer may submit the dispute regarding the items and/or amounts identified by the Seller Representative to a nationally recognized firm of certified public accountants acceptable to both the Buyer and the Seller Representative (the "Independent Accountant"). The fees and expenses of the Independent Accountant shall be shared equally by the Sellers, on the one hand, and the Buyer, on the other hand, and the decision of the Independent Accountant shall be final and binding on the Parties.

          (i) If the Target Working Capital exceeds the Actual Working Capital, an amount equal to such excess shall be released from the Escrow Account to the Buyer which amount shall be considered a purchase price adjustment for all purposes. If the Actual Working Capital exceeds the Target Working Capital, no payment shall be made by any Party or from the Escrow Funds.

     2.4. Purchase Price Adjustment. If the SBI EBITDA for the calendar year ending December 31, 2000 equals or exceeds $5.75 million, then the Buyer shall pay to each Seller such Seller's Pro Rata Share of $2,000,000 not later than five business days following release of the Buyer's audited financial statements for such calendar year, in accordance with the written instructions of each such Seller given to the Buyer at least two business days prior to such payment.

     2.5. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray in New York, New York, or in such other manner and at such other place as the Buyer and the Seller Representative shall agree, commencing at 10:00 a.m. eastern time on September 24, 1999 or on such later date as the conditions precedent set forth in Section 6 shall have been satisfied or waived (the "Closing Date").

     2.6. Deliveries at the Closing. At the Closing, (a) the Sellers will deliver to the Buyer (i) certificates evidencing the Shares duly endorsed (or accompanied by duly executed blank stock powers), and otherwise in proper form for transfer to the Buyer and (ii) the various certificates, instruments and documents referred to in Section 6.1 below, and (b) the Buyer will deliver the consideration specified as set forth in Section 2.2 above.

3. Representations and Warranties Regarding the Company. Each of the Seller Employees jointly and severally represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then) as though the Closing Date were substituted for the date of this Agreement throughout this Section 3 (unless a date is specified in a particular representation and warranty), except as specifically qualified in the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"). For purposes of this Section 3, the term "Company" shall be deemed to be a reference to the Company and its Subsidiaries, from time to time. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     3.1. Organization of the Company. SBI is a Nevada corporation, duly organized, validly existing and in good standing under the laws of Nevada. Copies of the articles of incorporation and by-laws of SBI as amended to date have been heretofore delivered to Buyer and are accurate and complete. SBI is qualified to do business and is in good standing as a foreign corporation in each jurisdiction listed in Section 3.1 of the Disclosure Schedule, which such jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect.

     3.2. Capitalization and Ownership of the Company. The authorized capital stock of SBI consists of 90,000,000 shares of common stock, $0.001 par value per share (the "Common Stock"), and 10,000,000 shares of preferred stock of which 350,000 shares, $0.001 par value, are designated as Series A Preferred (the "Series A Preferred Stock"). As of the date hereof, the only shares of capital stock that are issued are (a) 4,990,281 shares of Common Stock, of which 2,227,581 shares are outstanding and 2,762,700 shares are held as treasury stock and (b) 337,403 shares of Series A Preferred Stock, all of which are outstanding. All of the outstanding shares of capital stock of SBI have been validly issued, are fully paid and nonassessable. Except as set forth in
Section 3.2 to the Disclosure Schedule,
there are no (i) written or oral agreements or understandings restricting the transfer of, or affecting the rights of any holder of, the Shares or any other shares of SBI's capital stock, (ii) written or oral obligations in the nature of preemptive rights on the part of any holder of any class of securities of SBI or (iii) outstanding options, warrants, rights, or other written or oral agreements, understandings or commitments of any kind obligating SBI, contingently or otherwise, to issue or sell any shares of its capital stock or any securities or obligations convertible into, or exchangeable for, any shares of its capital stock, and no authorization therefor has been given. Section 3.2 of the Disclosure Schedule sets forth the names of the record holders of all outstanding options, warrants or other rights to purchase, sell or otherwise dispose of, or rights to exchange or convert into, any shares of SBI's capital stock (whether written or oral) and the number of shares, exercise prices and expiration dates of such options, warrants or other rights. As of the Closing, all of SBI's outstanding options, warrants and other rights shall have been exercised or otherwise exchanged for shares of Common Stock (which shares, when issued, will be validly issued, fully paid and nonassessable) or terminated. There are no stock appreciation, phantom stock, profit participation, or similar rights with respect to SBI. None of the outstanding shares of capital stock of the Company were issued in violation of the Securities Act or the securities or blue sky laws of any state or jurisdiction.

     3.3. Authorization of Transaction. SBI has the legal capacity, power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The board of directors of SBI has duly authorized the execution, delivery and performance of this Agreement. All corporate and other actions or proceedings to be taken by or on the part of SBI to authorize and permit the execution and delivery by it of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, its performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by SBI and constitutes the legal, valid and binding obligation of SBI, enforceable in accordance with its terms and conditions.

     3.4. Noncontravention. None of the execution, delivery or performance of this Agreement (or any of the Closing Agreements to which it is a party), or the consummation of the sale of the Shares and the other transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company or any of its properties or assets are subject or any provision of the charter or by-laws (or similar constitutional documents) of the Company, (b) result in any conflict with, breach of, or default (or give rise to any Lien or a right to termination, cancellation or acceleration or loss of any right or benefit) under, or require any consent or approval which has not been, or prior to Closing will not be, obtained or waived with respect to, any contract, agreement, lease, Permit, instrument or other arrangement to which the Company is a party or by which it or its properties or assets is subject or bound, or constitute an event which, with notice, lapse of time or both, would result in any such breach, default, termination, cancellation, acceleration or loss of right or benefit. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except for the required filings under the Hart-Scott-Rodino Act, which filings have been made.

     3.5. Brokers' Fees. Neither the Company nor any Seller has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer or the Company is or could become liable or obligated.

     3.6. Title to Assets. The Company has good and marketable title to, or a valid and subsisting leasehold interest in, the properties and assets used by it, located on its premises, or reflected on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens (other than those Liens set forth on Section 3.6 of the Disclosure Schedule), except for properties and assets disposed of in the Ordinary Course of Business since the Most Recent Fiscal Year End.

     3.7. Subsidiaries. Section 3.7(a) of the Disclosure Schedule sets forth with respect to each of SBI's Subsidiaries: (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the record holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury and (e) its directors and officers. Each such Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each such Subsidiary is duly authorized to conduct business and is in good standing as a foreign corporation in each jurisdiction listed opposite its name in Section 3.7(a) of the Disclosure Schedule, which jurisdictions are the only jurisdictions where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified will not have a Material Adverse Effect. Each such Subsidiary has full corporate power and authority and all Permits and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. SBI has delivered to the Buyer correct and complete copies of the charter and by-laws of each Subsidiary (each as amended to date). All of the issued and outstanding shares of capital stock of each such Subsidiary have been duly authorized and are validly issued, fully paid and nonassessable. SBI owns beneficially all of the outstanding shares of each of its Subsidiary that it holds of record, free and clear of any Taxes, Liens (other than those Liens set forth on Section 3.7(b) of the Disclosure Schedule), options, warrants, purchase rights, contracts and commitments. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of SBI or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any such Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any such Subsidiary. None of such Subsidiaries is in default under or in violation of any provision of its charter or by-laws. None of SBI or any of its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation or ownership interest in any corporation, partnership, trust, or entity which is not a Subsidiary of SBI.

     3.8. Financial Statements. Attached hereto as Exhibit 3.8 are the following financial statements (collectively, the "Financial Statements"): (i) the audited balance sheet and statement of income, change in stockholders' equity and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for SBI, (ii) unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended December 31, 1996 and December 31, 1997 for SBI,
(iii) unaudited balance sheets and statements of income, changes in stockholders' equity and cash flow as of and for the fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998 for HTI Bio-Services, Inc. and (iv) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for the seven months ended July 31, 1999 for SBI. The Financial Statements (including, with respect to the audited financial statements only, the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete and present fairly the consolidated financial condition of the Company as of such dates and the consolidated results of operations of the Company for such periods and are consistent with the books and records of the Company, subject, in the case of the financial statements delivered pursuant to clause (iv) above, to normal and recurring year end adjustments and the absence of notes.

     3.9. Absence of Certain Changes and Events. Since the Most Recent Fiscal Year End and except as disclosed in Section 3.9 of the Disclosure Schedule, the Company has conducted its businesses only in the Ordinary Course of Business and, without limiting the generality of the foregoing, there has not been, with respect to the Company:

          (a) any sale, lease, transfer, or assignment of any of the Company's assets, tangible or intangible, other than sales of inventory for a fair consideration in the Ordinary Course of Business;

          (b) any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) entered into other than (i) in the Ordinary Course of Business and (ii) in an amount not in excess of $50,000;

          (c) any acceleration, termination, modification, or cancellation of any agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) to which the Company is a party or by which it is bound;

          (d) any Lien created or imposed upon the Company's assets, tangible or intangible;

          (e) any capital expenditure made (or series of related capital expenditures) involving more than $10,000 singly or $50,000 in the aggregate;

          (f) any capital investment made in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions);

          (g) any issuance of any note, bond, or other debt security or the creation, incurrence, assumption or guarantee of any indebtedness for borrowed money or capitalized lease obligation;

          (h) any delay or postponement of the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

          (i) any cancellation, compromise, waiver, or release any right or claim or Indebtedness (or series of related rights and claims);

          (j) any grant of a license or sublicense of any rights or modification of any rights under or with respect to, or any settlement entered into regarding any infringement of its rights to, any Intellectual Property;

          (k) any issuance, sale, or other disposition of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any capital stock, other than upon the exercise of options outstanding on the date hereof;

          (l) any dividend or distribution (whether in cash or in kind) or repurchase, redemption or retirement of any of its capital stock other than a dividend or distribution of up to 150,000 shares of common stock of Hybridon, Inc. held by the Company on the date hereof (or the proceeds thereof);

          (m) any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (n) any loan to, or any other transaction with, any Affiliate of the Company;

          (o) any employment contract or collective bargaining agreement, written or oral, entered into or any modification or change of the terms of any existing such contract or agreement;

          (p) any increase, modification or change in the compensation of any of the officers or employees of the Company;

          (q) any adoption, amendment, modification or termination of any Employee Benefit Plan for the benefit of any director, officer, or employee of the Company (or taken any such action with respect to any other Employee Benefit Plan);

          (r) any payment pursuant to any Employee Benefit Plan or other plan, contract or commitment for the benefit of any of the directors, officers and employees of the Company;

          (s) any pledge to make or making of any charitable or other capital contribution;

          (t) any payment of any amount to any third party with respect to any Liability (excluding any costs and expenses incurred or which may be incurred in connection with this Agreement and the transactions contemplated hereby) other than in the Ordinary Course of Business;

          (u) any modification in its methods of accounting or accounting practices (including, without limitation, practices regarding recognition of revenue) or the application of GAAP from the manner in which it was applied in the Most Recent Financial Statements;

          (v) any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company or any of its Subsidiaries; or

          (w) any commitment by the Company or the Sellers to any of the foregoing.

     3.10. Absence of Undisclosed Liabilities. The Company has no Liabilities, except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), (b) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business and
(c) Liabilities incurred in the Ordinary Course of Business and are not required under GAAP to be reflected in the Most Recent Financial Statements.

     3.11. Legal and Other Compliance.

     (a) Each of the Company and its predecessors conduct, and have conducted, their businesses in compliance with all applicable Laws, except to the extent non-compliance therewith would not have a Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. There is no judgment, injunction, order or decree or material agreement binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company, as currently conducted or as proposed to be conducted. Except as set forth on Section 3.11(a) of the Disclosure Schedule, the Company holds all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities (collectively, the "Permits") which are necessary for the lawful operation of its business (including, without limitation, all Permits from the Centers for Disease Control, the United States Department of Agriculture and the Association for Assessment and Accreditation of Laboratory Animal Care relating to the importation of primates into the United States) (collectively, the "Company Permits") and such Company Permits are in full force and effect. The Company is in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect, and the Company has not received any notice of violation of any Company Permits.

     (b) Without limiting the generality of the foregoing clause (a), (i) the Company is in compliance with Good Laboratory Practices in respect of the operations of the Company to which such Practices, by their terms, apply and
(ii) the Company has established an Internal Animal Care Use Committee which committee is performing its responsibilities as set forth under applicable laws and regulations.

     3.12. No Material Adverse Change. Since the Most Recent Fiscal Year End, there has not been any change which has resulted in a Material Adverse Effect and no event has occurred or circumstance exists that may result in a Material Adverse Effect.

     3.13. Taxes.

     (a) The Company has filed on a timely basis all Tax Returns required to be filed by it as of the date hereof. All such Tax Returns were correct and complete in all respects. The Company has no Liability for Taxes (whether or not shown on any Tax Return) in respect of any period or portion thereof ending on or prior to the Closing Date. The Company has not nor is currently the beneficiary of any extension of time within which to file any Tax Return. No claim has been made against the Company by an authority in a jurisdiction where the Company does not file Tax Returns that the

Company may be subject to taxation by that jurisdiction. There are no liens or other encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

     (b) The Company has withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

     (c) There is no Basis for any authority to assess any additional Taxes for any period for which a Tax Return has been filed. There is no dispute, audit, investigation, proceeding or claim concerning any Liability with respect to Taxes of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Company or any Seller has knowledge based upon contact with any such authority. Except as set forth in Section 3.13(c) of the Disclosure Schedule, all federal, state, local and foreign income Tax Returns filed with respect to the Company have been audited or are not currently open because the applicable statute of limitations has expired. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for the last three taxable years. No power of attorney for Taxes of the Company is currently in force.

     (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     (e) The Company (i) is not nor has it been a party to any Tax allocation or sharing agreement, or (ii) does not have any Liability for the Taxes of any Person other than the Company and its Subsidiaries under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). The Company has not agreed by contract nor is it obligated as a transferee or successor as to how any item was or will be reported on a Tax Return.

     (f) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, nor is a party to any Agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Sections 162, 280G or 404 of the Code. The Company has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of the Section 6662 of the Code.

     (g) Section 3.13(g) of the Disclosure Schedule sets forth the following information with respect to SBI and its Subsidiaries as of the most recent practicable date, (i) the basis of SBI or such Subsidiary in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution of SBI or such Subsidiary; and (iii) the amount of any deferred gain or loss allocable to SBI or such Subsidiary arising out of any Deferred Intercompany Transaction.

     (h) The unpaid Taxes of the Company did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), and as of the date hereof do not exceed such reserve as adjusted for the operations of the Company in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     3.14. Property, Plant and Equipment.

     (a) The Company does not own, nor has it or its predecessors ever owned, any real property. (b) Section 3.14(b) of the Disclosure Schedule lists all real property leased or subleased to the Company. The Company has delivered to the Buyer correct and complete copies of the leases and subleases listed in
Section 3.14(b) of the Disclosure Schedule (as amended to date) which such leases and subleases have not been amended or modified since the date thereof. With respect to each lease and sublease listed in Section 3.14(b) of the Disclosure Schedule:

          (i) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

          (ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (iii) neither any of the Sellers, the Company nor to their knowledge any other party to the lease or sublease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) neither any of the Sellers, the Company nor to their knowledge any other party to the lease or sublease, has repudiated any provision thereof;

          (v) there are no disputes, oral or written agreements, or forbearance programs in effect as to the lease or sublease;

          (vi) with respect to each sublease, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

          (vii) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (viii) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations; and

          (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     (c) All of the tangible personal property of the Company other than inventory is in good working order, operating condition and state of repair, ordinary wear and tear excepted. Section 3.14(c) of the Disclosure Schedule lists each lease or other agreement or understanding (including all amendments) under which any tangible personal property other than inventory having a cost or aggregate capital lease obligations in excess of $10,000 is held or used (indicating for each lease (i) a description of the property leased thereunder, including location, (ii) the term thereof and a description of any available renewal periods, (iii) the rental and other material payment terms, (iv) the owner of the property subject to such equipment lease and (v) whether any consents are required under such lease in connection with the transactions contemplated by this Agreement). The Company has delivered to the Buyer true and complete copies of each equipment lease and any and all other material contractual obligations relating to any of the equipment leases, in each case as in effect on the date hereof and as it will be in effect at the Closing, including, without limitation, all amendments.

     (d) The Company owns or leases all buildings, real property, improvements, machinery, equipment and other tangible assets necessary for the conduct of its businesses as currently conducted and as proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal

21 wear and tear) and is suitable, adequate and sufficient for the purposes for which it presently is used and presently is proposed to be used.

     3.15. Intellectual Property.

     (a) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the businesses of the Company as currently conducted and as proposed to be conducted. Each item of Intellectual Property owned or used by the Company in its businesses immediately prior to the Closing hereunder will be owned or available for use by the Company and the Buyer on identical terms and conditions subsequent to the Closing hereunder. Except as disclosed in Section 3.15(a) of the Disclosure Schedule, the Company has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that the Company owns or uses.

     (b) Except as disclosed in Section 3.15(b) of the Disclosure Schedule, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and there has never been any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of the Company or any Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

     (c) Section 3.15(c) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to the Company's Intellectual Property, identifies each pending patent application or application for registration which has been made with respect to the Company's Intellectual Property, and identifies each license, agreement, or other permission which the Company has granted to any third party with respect to any of the Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3.15(c) of the Disclosure Schedule also identifies each trade name or unregistered trademark or servicemark used by the Company. With respect to each item of Intellectual Property required to be identified in Section 3.15(c) of the Disclosure Schedule:

          (i) except as disclosed in Section 3.15(c) of the Disclosure Schedule, the Company possesses all right, title and interest in and to the item, free and clear of any Lien, license, or other restriction;

          (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;


          (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company or any Seller, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item; and

          (iv) the Company has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

     (d) Section 3.15(d) of the Disclosure Schedule identifies each item of material Intellectual Property that any Person other than the Company owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3.15(d) of the Disclosure Schedule:

          (i) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

          (ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (iii) neither the Company nor, to the knowledge of the Company or any Seller, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) neither the Company, nor to the knowledge of the Company or any Seller, no other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

          (v) with respect to each sublicense, the representation and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

          (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

          (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of the Company or any Seller, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

          (viii) the Company has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

     (e) To the knowledge of the Company or any Seller, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted or proposed to be conducted.

     (f) Neither the Company nor any Seller has any knowledge of any new (i) products, (ii) services, (iii) procedures, (iv) methods of manufacturing, processing or delivery or (v) inventions that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any Product or Service, procedure or method of manufacturing processing or delivery of the Company.

     3.16. Inventories. The inventory of the Company is suitable and usable for its intended purpose in the Ordinary Course of Business, and none of such inventory is below standard quality, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with GAAP and the past custom and practice of the Company. Since the Most Recent Balance Sheet Date, no inventory has been sold or disposed of except through sales in the Ordinary Course of Business.

     3.17. Contracts. Section 3.17 of the Disclosure Schedule lists the following contracts and other agreements and understandings (whether written or oral) to which the Company is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Company, or involve consideration, in excess of $50,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any Indebtedness in excess of $10,000 or under which it has imposed a Lien on any of its assets, tangible or intangible;

          (e) any agreement concerning confidentiality or noncompetition;

          (f) any agreement relating to the Company, its assets, liabilities and business, or relating to the Shares, in each case, between or among the Company, any Seller and any or their respective Affiliates;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other similar plan or arrangement;

          (h) any collective bargaining agreement;

          (i) any agreement providing for the employment or consultancy with any individual on a full-time, part-time, consulting or other basis in excess of $50,000 or providing severance or retirement benefits;

          (j) any agreement under which it has advanced or loaned any amount to any of its stockholders, Affiliates, directors, officers, or employees other than in the Ordinary Course of Business;

          (k) any agreement under which the consequences of a default or termination could have an material adverse effect on the business, financial condition, operations, results of operations, or prospects of any of SBI or its Subsidiaries;

          (l) the standard terms and conditions of sale or lease for the Company's Products and Services (containing applicable guaranty, warranty and indemnity provisions); and

          (m) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

The Sellers have delivered to the Buyer a correct and complete copy of each agreement listed in Section 3.17 of the Disclosure Schedule. Except as disclosed in Section 3.17 of the Disclosure Schedule, with respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable and in full force and effect; (ii) subject to the Buyer obtaining the necessary consents disclosed in Section 3.29 of the Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither the Company nor, to the knowledge of the Company or any Seller, any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (iv) neither the Company nor, to the knowledge of the Company or any Seller, any other party has repudiated any provision of the agreement; and (v) none of such agreements is, when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to the Company's business, properties, assets, earnings or prospects.


     3.18. Accounts Receivable. All accounts receivable of the Company are reflected properly on its books and records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of Business subject to no setoffs or counterclaims except as recorded as accounts payable are current and to the knowledge of the Company, are collectible in accordance with their terms at their recorded amounts, except as reflected as net of allowance for bad debts on the face of the Most Recent Balance Sheet (rather than in any notes thereto or reserve therefor) as adjusted for the passage of time in accordance with GAAP and past practice and custom of the Company and are subject to no refunds or other adjustments and to no defenses, right of set off, assignments, restrictions, encumbrances or condition enforceable by third parties on or affecting any of such accounts receivable.

     3.19. Insurance and Risk Management.

     (a) Section 3.19(a) of the Disclosure Schedule sets forth a complete list of all material insurance policies (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which the business operations of the Company is a party, a named insured, or is otherwise the beneficiary of coverage. All such policies are with reputable insurance carriers, provide adequate coverage for all normal risks incident to the Company's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar risks, perils or hazards.

     (b) Section 3.19(b) of the Disclosure Schedule sets forth the Company's plan to provide Products and Services to its customers without material interruption in the event (i) there is damage, destruction or loss to any of its assets or properties (whether or not covered by insurance) or (ii) one or more of its facilities becomes inaccessible to its officers and employees for any reason whatsoever.

     (c) There have not been, and there are no pending, or, to the knowledge of the Company or any Seller, threatened, actions or activities relating to animal rights that could reasonably be expected to lead to an interruption in the provision of Products and Services to the customers the Company. The Company has established a (i) security program and (ii) an employee training program which are reasonable under the circumstances to address possible actions or activities relating to animal rights.

     3.20. Litigation. Except as disclosed in Section 3.20 of the Disclosure Schedule, there are no judicial or administrative actions, claims, suits, proceedings or investigations pending or, to the knowledge of the Company or any Seller, threatened, that would be reasonably likely to result in a Material Adverse Effect, or that question the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or that relate to the purchase or sale of shares of capital stock of the Company nor, to the knowledge of the Company or any Seller, is there any Basis for any such action, claim, suit, proceeding or investigation. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Company affecting adversely any of its assets, businesses or operations under any federal, state or local law.

     3.21. Product Warranties; Defects; Liability. Each Product and Service delivered, provided, manufactured, sold or leased by the Company and its predecessors is, and has been, in conformity with all applicable federal, state, local or foreign laws and regulations, contractual commitments and all express and implied warranties, and the Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand giving rise to any Liability) for damages, replacement or repair thereof in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) which such reserve is adequate to address all such Liabilities. Except as disclosed in
Section 3.21 of the Disclosure Schedule, no Product or Service delivered, provided, manufactured, sold or leased by the Company is subject to any guaranty, warranty, or other indemnity beyond the standard terms and conditions of sale or lease set forth in Section 3.17(l) of the Disclosure Schedule. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) whether arising out of any injury to individuals or property or otherwise as a result of the ownership, possession, or use of any Product or Service delivered, provided, manufactured, sold or leased by the Company or any of its predecessors and there has been no inquiry or investigation made in respect thereof by any Person including any governmental or administrative agency.

     3.22. Employees. To the knowledge of the Company or any Seller, no executive, key employee, or group of employees has any plans to terminate employment with the Company or its Subsidiaries. The Company has not experienced any labor disputes or work stoppage due to labor disagreements. The Company is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended, the violation of which could have a Material Adverse Effect. The Company is not a party to any agreement with any employee, officer or director that provides for payments or acceleration of benefits upon a change of control of the Company. The Company is not a party to any collective bargaining agreements. Section 3.22 of the Disclosure Schedule lists each agreement, understanding or policy regarding confidentiality applicable to any director, officer, employee or agent of, or consultant to, the

Company. The Company has no Liability in respect of compensation to employees (other than any such compensation to be paid in accordance with the payroll practices of the Company in the Ordinary Course of Business not later than 30 days following the Closing Date). 3.23. Employee Benefits.

     (a) Section 3.23 of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes relating to current or former employees, officers or directors of the Company.

          (i) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) materially complies in form and in operation in all respects with the applicable requirements of ERISA, the Code and other applicable laws.

               (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-l's and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan subject to such Part.

               (iii) All contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Company. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (iv) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified.

               (v) The market value of assets under each such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

               (vi) The Sellers have delivered to the Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

     (b) With respect to each Employee Benefit Plan that the Company and the Controlled Group of Corporations which includes the Company maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

               (i) Except as disclosed in Section 3.23(b)(i) of the Disclosure Schedule, no such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or threatened.

               (ii) There have been no Prohibited Transactions with respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or threatened. None of the Sellers or the Company has any knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

               (iii) The Company has not incurred, and none of the Sellers or the Company has any reason to expect that the Company will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

     (c) None of the Company and the other members of the Controlled Group of Corporations that includes the Company contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal Liability) under any Multiemployer Plan.

     (d) The Company does not maintain nor has it ever maintained or contribute, ever has contributed, or ever has been required to contribute to any

Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Section 4980B of the Code).

     (e) No promise or commitment to amend or improve any Employee Benefit Plan for the benefit of current or former directors, officers, or employees of the Company which is not reflected in the documentation provided to the Buyer has been made.

     (f) The transactions contemplated by this Agreement shall not alone or upon the occurrence of any additional or subsequent event, result in any payment, of severance or otherwise, or acceleration, vesting or increase in benefits under any Employee Benefit Plan for the benefit of any current or former director, officer, or employee of the Company.

     3.24. Environment, Health and Safety.

     (a) Except as disclosed in Section 3.24 of the Disclosure Schedule:

               (i) the Company is and has been in compliance with all applicable Environmental Laws and Safety Laws;

               (ii) the Company has obtained, and is and has been in material compliance with the conditions of, all Environmental Permits required for the continued conduct of the business of the Company in the manner now conducted and presently proposed to be conducted;

               (iii) the Company has filed all required applications, notices and other documents necessary to effect the timely renewal or issuance of all Environmental Permits for the continued conduct of the business of the Company in the manner now conducted and presently proposed to be conducted;

               (iv) there are no past or present events, conditions or circumstances, including, without limitation, to the knowledge of the Company or any Seller, pending changes in any Environmental Law or Permit or Safety Laws, that are likely to materially interfere with or otherwise materially affect the business of the Company in the manner now conducted or which would materially interfere with compliance with any Environmental Law or Permit or Safety Law;

               (v) there are no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Company in respect of off-site storage, transportation or disposal of, or any off-site Release of, a Chemical Substance which reasonably may be expected to give rise to any Environmental Liabilities and costs;

               (vi) there are no circumstances or conditions present at or arising out of the present or former assets, properties, leaseholds, businesses or operations of the Company, including but not limited to any on-site Storage, use, disposal or Release of a Chemical Substance, which reasonably may be expected to give rise to any Environmental Liabilities and Costs or Safety Liability and Costs;

               (vii) none of the Company, the Sellers or the present or past assets, properties, businesses, leaseholds or operations of the Company has received or is subject to, or within the past three years has been subject to, any outstanding order, decree, judgment, complaint, agreement, claim, citation, or notice or is subject to any ongoing judicial or administrative proceeding indicating that the Company, the Sellers or the past and present assets of the Company are or may be: (A) in violation of any Environmental Law; (B) in violation of any Safety Laws; (C) responsible for the on-site or off-site storage or Release of any Chemical Substance; or, (D) liable for any Environmental Liabilities and Costs or Safety Liabilities and Costs;

               (viii) none of the Company or the Sellers have any reason to believe that the Company will become subject to a matter identified in subsection (vii); and, no investigation or review with respect to such matters is pending or, to the knowledge of the Company or any Seller, is threatened, nor has any Person indicated an intention to conduct the same;

               (ix) neither the business of the Company nor any of its properties or assets is subject to, or as a result of the transactions contemplated by this Agreement will be subject to, the requirements of any Environmental Laws which require notice, disclosure, cleanup or approval prior to transfer of the Shares or the business of the Company or which will impose Liens on any such asset or property or otherwise interfere with or affect the business of the Company;

               (x) Section 3.24(x) of the Disclosure Schedule lists all property presently or previously leased, owned or operated by the Company and identifies all such property (and the area within that property) that has been used by the Company and its Subsidiaries or by any other Person (including a prior owner or operator) for the storage or disposal of Chemical Substances;

               (xi) Section 3.24(xi) of the Disclosure Schedule lists all off-site locations, including, without limitation, commercial waste disposal facilities or municipal landfills, to which or at which Chemical Substances originating from the Company or its assets, properties or business have been sent (or otherwise have come to be located) in amounts that would require a waste manifest under the Resource Conservation and Recovery Act of 1976 as now in effect for treatment, storage, disposal, reuse or recycling;

               (xii) Section 3.24(xii) of the Disclosure Schedule sets forth a list of all underground storage tanks owned or operated at any time by the Company and, except as disclosed in Section 3.24(xii) of the Disclosure Schedule, no such tank is leaking or has leaked at any time in the past, and there is no pollution or contamination of the Environment caused by or contributed to or threatened by a Release of a Chemical Substance from any such tank; and

               (xiii) Section 3.24(xiii) of the Disclosure Schedule lists all environmental audits, inspections, assessments, investigations or similar reports in the Company's possession or of which the Company is aware relating to the Company's assets, properties or business or the compliance of the same with applicable Environmental Laws and Safety Laws.

          (b) For purposes of this Section 3.24 only, all references to the "Company" are intended to include any and all other entities to which the Company may be considered a successor under applicable Environmental Laws. The representations and warranties in this Section are the only representations and warranties with respect to Environmental Laws or Environmental Liabilities and Costs, or Safety Laws or Safety Liabilities and Costs notwithstanding any other language in this Agreement of general applicability.

     3.25. Affiliated Transactions. Except as set forth in Section 3.25 of the Disclosure Schedule, the Company is not a party to or bound by any contract, commitment or understanding with any of the stockholders, directors or officers of the Company or any of their respective Affiliates and none of the stockholders, directors or officers of the Company or any of their respective Affiliates owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of any of the Company.

     3.26. Distributors, Customers, Suppliers.

     (a) Section 3.26(a) of the Disclosure Schedule sets forth a complete and accurate list of (i) all of the distributors for the Company's Products and Services indicating the specific product and/or service, existing contractual arrangements, if any, with each such distributor and the volume of products distributed, (ii) the ten largest customers (by dollar volume) of the Company during the Most Recent Fiscal Year, indicating the existing contractual arrangements with each such customer by Product and Service and (iii) all suppliers of significant materials or services to the Company, indicating the contractual arrangements for continued supply from such Persons.

          (b) Except as set forth in Section 3.26(b) of the Disclosure Schedule, since the Most Recent Fiscal Year End, (i) no significant customer (or group of customers which in the aggregate is significant) of the Company has given the Company notice or, to the knowledge of the Company or any Seller, has taken any other action which has given the Company or such Seller any reason to believe that such customer (or group of customers) will cease to purchase Products or Services or reduce significantly the amount of Products and Services purchased from the Company and (ii) no significant supplier or vendor (or group of suppliers or vendors which in the aggregate is significant) of the Company has given the Company notice or, to the knowledge of the Company or any Seller, has taken any other action which has given the Company or such Seller any reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or adversely change its price or terms to the Company of any products or services of such supplier of vendor.

     3.27. No Illegal Payments, Etc. None of the Sellers or the Company nor any of the directors, officers, employees or agents of the Company, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company(or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other person, to any candidate for federal, state, local or foreign public office (i) which might subject any of the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     3.28. Books and Records. The minute books (containing the records of meetings of stockholders, the board of directors and any committees of the board of directors), the stock certificate books and the stock record books of the Company are all correct and complete and have been maintained in accordance with applicable sound business practices, laws and other requirements and copies thereof have been made available to the Buyer.

     3.29. Consents. Section 3.29 of the Disclosure Schedule sets forth a true, correct and complete list of any Person whose consent or approval is required and the matter, agreement or contract to which such consent relates in connection with the transactions contemplated by this Agreement.

     3.30. Disclosure. The representations and warranties contained in this
Section 3 (including the Disclosure Schedule and any other schedules and exhibits required to be delivered by the Sellers to the Buyer pursuant to this Agreement) and any certificate furnished or to be furnished by the Company or the Sellers to the Buyer do not contain and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 3 not misleading.

3A. Representations and Warranties Regarding Sellers . Each of the Sellers, as to itself, represents and warrants to the Buyer that the statements contained in this Section 3A are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then) as though the Closing Date were substituted for the date of this Agreement throughout this Section 3A (unless a date is specified in a particular representation and warranty):

     3A.1. Title to Shares. Such Seller owns beneficially and of record all of the outstanding shares of Common Stock as set forth on Exhibit 2.1, free and clear of all Liens and each Seller has full right, power and authority to transfer such Shares to Buyer free and clear of any Liens.

     3A.2. Authorization of Transaction. Such Seller has the legal capacity, power and authority to execute and deliver this Agreement and to perform it's respective obligations hereunder. All required actions or proceedings to be taken by or on the part of such Seller to authorize and permit the execution and delivery by it of this Agreement and the instruments required to be executed and delivered by it pursuant hereto, it's performance of its obligations hereunder and thereunder, and the consummation by it of the transactions contemplated herein, have been duly and properly taken. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable in accordance with its terms and conditions.

     3A.3. Noncontravention. None of the execution, delivery or performance of this Agreement (or any of the Closing Agreements to which it is a party), or the consummation of the sale of the Shares and the other transactions contemplated hereby and thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which such Seller or any of its properties or assets are subject or any provision of the charter or by-laws (or similar constitutional documents) of such Seller, if applicable, (b) result in any conflict with, breach of, or default (or give rise to any Lien or a right to termination, cancellation or acceleration or loss of any right or benefit) under, or require any consent or approval which has not been, or prior to Closing will not be, obtained or waived with respect to, any contract, agreement, lease, Permit, instrument or other arrangement to which such Seller is a party or by which it or its properties or assets is subject or bound, or constitute an event which, with notice, lapse of time or both, would result in any such breach, default, termination, cancellation, acceleration or loss of right or benefit. Such Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then) as though the Closing Date were substituted for the date of this Agreement throughout this Section 4 (unless a date is specified in a particular representation and warranty).

     4.1. Organization of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     4.2. Authority for Agreement. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     4.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or by-laws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above), except for required filings under the Hart-Scott-Rodino Act, which filings have been made.

     4.4. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers could become liable or obligated.

5.   Covenants. The Parties agree as follows:

     5.1. General. Each of the Parties will use commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     5.2. Notices and Consents. The Company and the Sellers have given any notices to third parties, and will each use their best efforts to obtain any third party consents, that are required in connection with the transactions contemplated by this Agreement, as set forth in Section 3.29 to the Disclosure Schedule and any other consent that the Buyer may request.

Each of the Parties has filed Notification and Report Forms and related material that may be required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and will make any further filings pursuant thereto that may be necessary in connection therewith.

     5.3. Operation of Business. The Company will not (and will not cause or permit any of its Subsidiaries to) engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Company (i) will not (and will not cause or permit any of its Subsidiaries to) (A) issue, sell or otherwise dispose of any of its capital stock or grant any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock, except upon exercise of options to purchase Common Stock outstanding on the date hereof, declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (B) will not pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Company has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) outside the Ordinary Course of Business or in excess of $100,000, (C) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.9 above or (D) repay or otherwise satisfy any Indebtedness for borrowed money other than in the Ordinary Course of Business, factor, or accelerate the collection of, accounts receivable or delay the payment of accounts payables and (ii) will (A) keep available to the Buyer the services of the Company's present officers, employees, agents and independent contractors, and (B) preserve for the benefit of the Buyer the goodwill of Sellers' customers, suppliers, landlords and others having business relations with it. Notwithstanding the foregoing, the Company may (w) pay such amounts to the holder of the Imperial Warrant as may be necessary in connection with the purchase or termination of the Imperial Warrant, (x) distribute to its stockholders (by dividend or otherwise) up to 150,000 shares of common stock of Hybridon, Inc. held by the Company on the date hereof (or the proceeds thereof), (y) make any capital expenditure in the Ordinary Course of Business in excess of $250,000 and (z) repay Indebtedness under the $1,000,000 Promissory Note dated January 21, 1999 to Imperial Bank.

     5.4. Preservation of Business. The Company will keep (and will cause each of its Subsidiaries to keep) its business and properties substantially intact, including its present operations, physical facilities, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

     5.5. Full Access. The Company will permit (and will cause each of its Subsidiaries to permit) representatives of the Buyer to have full access at all reasonable times and upon reasonable notice, and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contacts and documents of or pertaining to each of the Company and its Subsidiaries.

     5.6. Notice of Redemption of Series A Preferred Stock. Promptly following the execution of this Agreement, the Company will provide a written notice to the holders of the Series A Preferred Stock notifying such holders that the Company will exercise its "call" right under Article 5.5 of the Company's articles of incorporation in connection with the transactions contemplated by this Agreement. Each holder of Series A Preferred Stock hereby agrees that he will not exercise his right to convert such Series A Preferred Stock into Common Stock on or prior the Closing Date.

     5.7. Notice of Developments. Each Party will give prompt written notice to the other Party of any development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5.7, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentations, breach of warranty, or breach of covenant.

     5.8. Exclusivity. Until November 30, 1999, none of the Company and the Sellers will (and the Company will not cause or permit any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating or enter into or consummate any transaction relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Company and its Subsidiaries (other than sales of inventory for a fair value in the Ordinary Course of Business) (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Company and Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     5.9. Assistance in Financing. The Sellers acknowledge that the Buyer currently intends that a payment of a certain amount of the Aggregate Purchase Price pursuant to Section 2 will be financed by a debt financing. The Company hereby consents to the use of its name and the names of its Subsidiaries in connection with the efforts to raise such debt financing. Further, the Sellers shall and shall cause the Company and its Subsidiaries and their respective officers, directors, employees, accountants, counsel, financial advisors and other agents to provide necessary assistance in connection with the Buyer's efforts to raise such financing, including, without limitation, (a) the preparation of audited and pro forma financial statements in accordance with Regulation S-X under the Securities Exchange Act of 1934, as amended, giving effect to the acquisition by the Buyer of the Company, (b) causing the Company's accountants to provide all consents and opinions necessary in connection with such financing and (c) causing the Company's officers to participate in customary "road show" presentations that may be reasonably requested by the Buyer.

     5.10. Access to Records after Closing. For a period of five years after the Closing Date, the Sellers and their representatives shall have reasonable access to all of the books and records of the Company to the extent that such access may reasonably be required by the Sellers in connection with matters relating to or affected by the operations of the Company and its Subsidiaries prior to the Closing Date. Such access shall be afforded by the Buyer upon receipt of reasonable advance notice and during normal business hours. The Sellers shall be solely responsible for any costs or expenses incurred by them pursuant to this Section
5.10. If the Buyer shall desire to dispose of any of such books and records prior to the expiration of such five-year period, the Buyer shall, prior to such disposition, give the Sellers a reasonable opportunity, at the Sellers' expense, to segregate and remove such books and records as the Sellers may select.

     5.11. Future Assurances. At any time and from time to time after the Closing, at the request of the Buyer and without further consideration, the Sellers will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Company, to put the Buyer in actual possession and operating control thereof and to assist the Buyer in exercising all rights with respect thereto. Effective upon the Closing, each of the Sellers hereby constitutes and appoints the Buyer and its successors and assigns as its true and lawful attorney in fact in connection with the transactions contemplated by this instrument, with full power of substitution, in the name and stead of such Seller but on behalf of and for the benefit of the Buyer and its successors and assigns, to demand and receive any and all of the assets, properties, rights and business hereby conveyed, assigned and transferred or intended so to be, and to give receipt and releases for and in respect of the same and any part thereof, and from time to time to institute and prosecute, in the name of one or more of the Sellers or otherwise, for the benefit of the Buyer or its successors and assigns, proceedings at law, in equity, or otherwise, which the Buyer or its successors or assigns reasonably deem proper in order to collect or reduce to possession or any of the assets of the Company to do all acts and things in relation to the assets which the Buyer or its successors or assigns reasonably deem desirable.

     5.12. Release of Guarantees. Following the Closing, Buyer shall make commercially reasonable efforts to have William C. Hobson, Douglas Kornbrust and the William C. Hobson and Mary Beth Husemoller 1998 Revocable Trust Dated October 7, 1998 released from their obligations under the Commercial Guaranties dated January 21, 1999 executed by such persons in favor of Imperial Bank. Buyer hereby agrees to indemnify, defend and hold each of the foregoing harmless from any Liabilities and Losses arising from such guarantees.

6.   Conditions to Obligation to Close.

     6.1. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions on, or prior to, the Closing Date:

          (a) Representations and Warranties. The representations and warranties set forth in Section 3 above shall be true and correct when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct;

          (b) Performance by Sellers. The Sellers and the Company shall have performed and complied with all of their covenants, agreements and obligations hereunder through the Closing Date;

          (c) Consents. The Sellers shall have procured all of the governmental approvals, consents or authorizations and third party consents specified in Section 3.29 and Section 5.2 above;

          (d) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of the Buyer to own the Shares or to operate the businesses of the Company and its Subsidiaries (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (e) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (f) Employment and Noncompetition Agreements. The Persons listed on
     Schedule 6.1(f) shall have entered into an Employment Agreement and a Noncompetition Agreement substantially in the form of Exhibits 6.1(f)(i) and 6.1(f)(ii) and the same shall be in full force and effect;

          (g) Certificates. The Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified in Section
     6.1 are satisfied in all respects;

          (h) [Reserved];

          (i) Resignations. The Buyer shall have received the resignations, dated as of the Closing Date, of each officer and director of the Company and of each officer and director of its Subsidiaries;

          (j) Opinion. The Buyer shall have received from counsel to the Sellers and the Company an opinion in form and substance reasonably satisfactory to the Buyer, addressed to the Buyer, and dated as of the Closing Date;

          (k) Escrow Agreement. The Sellers shall have executed and delivered the Escrow Agreement, in form and substance the same or substantially the same as the Escrow Agreement set forth in Exhibit 2.2;

          (l) No Material Adverse Change. There shall not have been any change which has resulted in a Material Adverse Effect and no event shall have occurred or circumstance shall exist that may result in a Material Adverse Effect;

          (m) Financing. The closing under the Recap Agreement shall have occurred on or prior to the Closing Date and the Buyer shall have obtained financing, on terms and conditions satisfactory to it, sufficient to consummate each of (i) the recapitalization contemplated by the Recap Agreement and (ii) the transactions contemplated hereby;

          (n) Acknowledgment and Consent by Equity Holders. The Buyer shall have received the written acknowledgment and consent of each holder of any equity interest in the Company on and after July 9, 1999 relating to this transaction in form and substance satisfactory to the Buyer; and

          (o) All Necessary Actions. All actions to be taken by the Company and its Subsidiaries in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement (including, without limitation, the provisions of Section 9) unless the writing specifically so states.

     6.2. Conditions to Obligations of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions on, or prior to, the Closing Date:

(a) Representations and
Warranties. The representations and warranties set forth in Section 4 above shall be true and correct at and as of the Closing Date;

          (b) Performance by Buyer. The Buyer shall have performed and complied with all of its covenants, agreements and obligations hereunder through the Closing;

          (c) Absence of Litigation. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would
     (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (d) Certificate. The Buyer shall have delivered to the Company a certificate to the effect that each of the conditions specified in Section
     6.2 are satisfied in all respects;

          (e) Performance Bonus Plan. The Buyer shall have adopted the Performance Bonus Plan substantially in the form of Exhibit 6.2(e) (the "Performance Bonus Plan").

          (f) Employment and Noncompetition Agreements. The Company shall have duly executed and delivered an Employment Agreement and a Noncompetition Agreement substantially in the form of Exhibits 6.1(f)(i) and 6.1(f)(ii) with each of the Persons listed on Schedule 6.1(f);

          (g) Anti-trust Matters. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

          (h) Opinion. The Company shall have received from counsel to the Buyer an opinion in form and substance reasonably satisfactory to the Company, addressed to the Company, and dated as of the Closing Date; and

          (i) All Necessary Actions. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this Section 6.2 if they execute a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement (including, without limitation, Section 9) unless the writing specifically so states.

7.   Confidentiality.

     7.1. No Party shall issue a press release or otherwise disclose the existence of this Agreement, the contents hereof or the transactions contemplated hereby except as the Buyer may determine is necessary or desirable in connection with obtaining the financing described in Section 5.9.

     7.2. From and after the Closing, each of the Sellers will treat and hold as such all of the Confidential Information, refrain from disclosing or using any of the Confidential Information except in connection with such Seller's employment with, and for the benefit of, the Company. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Person will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Person may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Person shall use his best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     8. Noncompetition. Each Seller who is employed by the Company and is or becomes party to a Non-Competition Agreement and/or an Employment Agreement in connection with the transactions contemplated hereby, agrees that, in consideration of the purchase by the Buyer hereunder, he or she shall comply with the provisions of the Non-Competition Agreement and Section 6 of the Employment Agreement to which such Seller is party.

9.   Indemnification.

     9.1. Survival of Representations and Warranties. All of the representations and warranties of the Sellers (except for those contained in Sections 3.1 (Organization of the Company), 3.2 (Capitalization and Ownership of the Company), 3.3 (Authorization of Transaction), 3.5 (Brokers' Fees), 3.13 (Taxes) and 3.24 (Environment, Health and Safety)) contained herein or in any document, certificate or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until two years following the Closing. The representations and warranties of Sellers contained in Section 3.24 shall survive the Closing and shall continue in full force and effect for a period of three years thereafter. The representations and warranties of Sellers contained in Sections 3.1, 3.2, 3.3, 3.5 and 3.13 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations and any extensions or waivers thereof for Taxes). All of the representations and warranties of the Buyer contained in Section 4 shall survive the Closing and shall continue in full force and effect without limit as to time, except for the representations and warranties of the Buyer contained in Section 4.3 which shall survive the Closing and continue in full force and effect until two years following the Closing. The termination of any such representation and warranty, however, shall not affect any claim for breaches or inaccuracies of representations or warranties if written notice thereof is given to the breaching party or parties prior to such termination date. All covenants and indemnities of the Sellers and the Buyer in this Agreement or in any document or certificate delivered hereunder shall, unless otherwise specifically provided therein, remain in full force and effect without limitation as to time.

     9.2. Indemnity by Sellers Relating to the Company.

          (a) Subject to the limitations set forth in this Section 9.2, the Sellers (in the case of the Sellers other than those listed in Schedule 9.2, solely to the extent of such Seller's Pro Rata Share (as defined in the Escrow Agreement) of the Escrow Amount) hereby agree to jointly and severally indemnify, defend and hold harmless the Buyer and its directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") arising from, or in connection with, (i) the breach or inaccuracy of any representation or warranty made by the Sellers in
     Section 3, as if all materiality provisions were not contained therein or
     (ii) nonfulfillment of any agreement or covenant of the Company, with respect to periods on or prior to the Closing Date, contained herein or in any agreement or instrument required to be entered into in connection herewith (it being understood that the Employment Agreements and the Noncompetition Agreements entered into pursuant to Section 6.1(f) shall be excluded for purposes of this clause (ii)). Any Person claiming indemnification under this Section 9.2 shall provide the Seller Representative written notice of such claim, whether or not arising out of a claim by a third party.

          (b) Except as provided in clause (c), (i) the Sellers shall be obligated to indemnify Persons pursuant to clause (a)(i) only to the extent the aggregate of all such Losses exceeds $250,000 and (ii) the aggregate liability of the Sellers to indemnify any and all Persons pursuant to clause (a)(i) shall in no event exceed $10.0 million.

          (c) The obligations of the Sellers to indemnify Losses under Section
     9.2 shall be satisfied in cash; it being understood and agreed that (i) to the extent there are funds in the Escrow Account, the Buyer will exercise its rights to withdraw cash therefrom to satisfy such obligations and (ii) the obligation of any Seller listed on Schedule 9.2 to indemnify Losses under Section 9.2 shall in no event exceed the amount set forth on
     Schedule 9.2.

          (d) Notwithstanding the foregoing provisions of clause (b) and (c), no minimum or maximum dollar limitation shall apply to the liability of the Sellers listed on Schedule 9.2 with respect to any claim (i) arising from, or in connection with, the representations and warranties contained in Sections 3.2 (Capitalization and Ownership of the Company), 3.3 (Authorization of Transaction), 3.5 (Brokers' Fees), 3.6 (Title to Assets), 3.13 (Taxes) and 3.24 (Environment, Health and Safety) or (ii) based on fraud.

     9.3. Indemnity by Sellers .

          (a) Each Seller hereby agrees to indemnify, defend and hold harmless the Buyer and its directors, officers and Affiliates against and in respect of all Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses") arising from, or in connection with, (i) the breach or inaccuracy of any representation or warranty made by such Seller in Section 3A, as if all materiality provisions were not contained therein or (ii) nonfulfillment of any agreement or covenant of such Seller contained herein or in any agreement or instrument required to be entered into in connection herewith. Any Person claiming indemnification under this Section 9.3 shall provide the applicable Seller(s) written notice of such claim, whether or not arising out of a claim by a third party.

          (b) The obligations of the Sellers to indemnify Losses under Section
     9.3 shall be satisfied in cash.

          (c) No minimum or maximum dollar limitation shall apply to the liability of any Seller with respect to any claim under this Section 9.3; provided, however, that the obligation of the Sellers who are not Seller Employees to indemnify Losses under Section 9.3 shall in no event exceed the proceeds such Seller, as the case may be, receives from the Buyer or the Company in consideration of his capital stock of the Company in connection with the transactions contemplated by this Agreement.

     9.4. Indemnity by Buyer.

          (a) Subject to Section 10.2 and the limitations set forth in this
     Section 9.4, the Buyer hereby agrees to indemnify, defend and hold harmless the Sellers and their respective directors, officers and Affiliates against and in respect of all Losses arising from, or in connection with, (i) the breach or inaccuracy of any representation or warranty made by the Buyer herein, as if all materiality provisions were not contained therein or (ii) nonfulfillment of any agreement or covenant of the Buyer or, with respect to periods after the Closing Date, the Company contained herein or in any agreement or instrument required to be entered into in connection herewith. Any Person claiming indemnification under this Section 9.4 shall provide the Buyer written notice of such claim, whether or not arising out of a claim by a third party.

          (b) Except as provided in clause (c), (i) the Buyer shall be obligated to indemnify Persons pursuant to clause (a)(i) only to the extent the aggregate of all such Losses exceeds $250,000 and (ii) the aggregate liability of the Buyer to indemnify any and all Persons pursuant to clause (a)(i) shall in no event exceed $10.0 million.

          (c) The obligations of the Buyer to indemnify Losses under Section
     9.4 shall be satisfied in cash.

          (d) Notwithstanding the foregoing provisions of clause (b), no minimum or maximum dollar limitation shall apply to the liability of the Buyer with respect to any claim (i) arising from or in connection with, the representations and warranties contained in Sections 4.1 (Organization of Buyer), 4.2 (Authority for Agreement) or 4.4 (Broker's Fee) or (ii) based on fraud.

     9.5. Matters Involving Third Parties.

          (a) If any third party shall notify any Person (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Person (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.5(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld) and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

          (d) In the event any of the conditions in Section 9.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith),
     (ii) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses) and (iii) the Indemnifying Parties will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

     9.6. Other Indemnification Provisions. Each of the Sellers hereby agrees that he, she or it will not make any claim for indemnification against any of the Buyer, the Company and any of their Subsidiaries solely by reason of the fact that he or it was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer or any other Person entitled to indemnification pursuant to this Agreement against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

10.  Termination.

     10.1. Termination of Agreement. This Agreement may be terminated as provided below:

          (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Buyer may terminate this Agreement by giving written notice to the Sellers on or prior to September 24, 1999 if the Buyer shall not have satisfactorily completed its due diligence investigation of the Company;

          (c) this Agreement shall terminate without any action by any Party in the event that the condition precedent set forth in Section 6.1(m) shall not have been satisfied on or before September 24, 1999; provided, however, that this Agreement shall not so terminate if, not later than the close of business on September 24, 1999, the Buyer shall have delivered to the Sellers a written binding commitment to the effect that if each of the conditions precedent under Section 6.1 hereof (other than the condition precedent set forth in Section 6.1(m)) shall be satisfied from and after September 24, 1999 through and including the Payment Date (as if the term Closing Date were replaced by the term Payment Date wherever it appears therein), the Company shall be paid an amount equal to $5,000 multiplied by the number of calendar days from and after September 25, 1999 through and including the earlier of (a) the date on which this Agreement is terminated pursuant to Section 10.1(d)(ii) and (b) November 30, 1999 (such date, the "Payment Date").

          (d) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event the Sellers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (ii) if the Closing shall not have occurred on or before November 30, 1999, by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (e) the Seller Representative may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers or the Company have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before November 30, 1999, by reason of the failure of any condition precedent under Section
     6.2 hereof (unless the failure results primarily from the Sellers or the Company itself breaching any representation, warranty, or covenant contained in this Agreement).

     10.2. Effect of Termination. If this Agreement is terminated pursuant to
Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach and (b) as set forth in any agreement delivered in accordance with the proviso to Section 10.1(c)); it being understood that the Buyer shall not be, nor shall it be deemed to be, in breach of this Agreement if the condition precedent set forth in Section 6.1(m) is not satisfied or waived.

11.  Miscellaneous.

     11.1. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

     11.2. No Third Party Beneficiaries. Except and solely to the extent set forth in Sections 9.2, 9.3 and 9.4, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     11.3. Seller Representative. Each of the Sellers hereby appoints William
C. Hobson, as the agent, proxy, and attorney-in-fact for the Sellers (in such capacity, the "Seller Representative") for all purposes under this Agreement (including without limitation full power and authority to act on the Sellers' behalf, and retain legal counsel) to take any action, should it elect to do so in its sole discretion, (i) to conduct or cease to conduct, should it elect to do so in its sole discretion, the defense of all claims against the Sellers under Section 9.2, and settle all such claims in its sole discretion on behalf of all the Sellers and exercise any and all rights which the Sellers are permitted or required to do or exercise in connection therewith and (ii) in connection with the purchase price adjustment described in Section 2.3; provided, however, that the Seller Representative shall have no obligation to conduct any defense or settle any claim or take any other action whatsoever on behalf of any Seller under this Section 11.3 or otherwise in its capacity as Seller Representative. Each Seller hereby waives the conflict of interest inherent in the service of the Seller Representative both in such capacity and as an officer and director of SBI. Each Seller further agrees to hold the Seller Representative free and harmless and to reimburse the Seller Representative for any and all loss, cost, claim, expense, damage or liability incurred or sustained by him as a result of any action taken by him in good faith pursuant to his appointment as the Seller Representative under this Agreement.

     11.4. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral

     (including without limitation the Original Agreement), to the extent they relate in any way to the subject matter hereof.

     11.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Seller may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer. The Buyer may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the Seller Representative; provided, however, that the Buyer may (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (b) designate one or more of its Affiliates to perform its obligations hereunder and (c) transfer any or all of its rights and interests hereunder to the Person(s) who, directly or indirectly, provide financing in connection with the transactions contemplated by the Agreement.

     11.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     11.7. Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.8. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

     If to the Sellers:

     At the address set forth opposite their names on the signature pages hereto.

     If to the Company:

     SBI Holdings, Inc.
     587 Dunn Circle
     Sparks, Nevada  89431
     Attention:  President

     Copy to:

     Hillyer & Irwin, PC

     550 West C Street, 16th Floor
     San Diego, CA  92101
     Attention:  John C. O'Neill

     If to the Buyer:

     Charles River Laboratories, Inc.
     251 Ballardvale St.
     Wilmington, MA  01887
     Attention:

     Copy to:

     Ropes & Gray
     One International Place
     Boston, MA  02110
     Attention:  Lauren I. Norton

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     11.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     11.10. Arbitration.

          (a) Except solely as set forth in clauses (b) and (c), each dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") by an arbitral tribunal composed of three arbitrators, at least one of whom shall be an attorney experienced in corporate transactions, appointed by agreement of the parties in accordance with said Rules. In the event the parties fail to agree upon a panel of arbitrators from the first list of potential arbitrators proposed by the AAA, the AAA will submit a second list in accordance with said Rules. In the event the parties shall have failed to agree upon a full panel of arbitrators from said second list, any remaining arbitrators to be selected shall be appointed by the AAA in accordance with said Rules. If, at the time of the arbitration, the parties agree in writing to submit the dispute to a single arbitrator, said single arbitrator shall be appointed by agreement of the parties in accordance with the foregoing procedure, or, failing such agreement, by the AAA in accordance with said Rules. The foregoing arbitration proceedings may be commenced by any party by notice to the other parties and shall take place at a location as shall be agreed by the parties to the arbitration. In connection with any such arbitration, the arbitrator(s) shall be empowered to consider the attorney's fees and expenses as an element of such party's damages.

          (b) The Parties hereby exclude any right of appeal to any court on the merits of the dispute. The provisions of this Section 10.10 may be enforced in any court having jurisdiction over the award or any of the parties or any of their respective assets, and judgment on the award (including, without limitation, equitable remedies) granted in any arbitration hereunder may be entered in any such court. Nothing contained in this Section 10.10 shall prevent any party from seeking interim measures of protection in the form of pre-award attachment of assets or preliminary or temporary equitable relief.

          (c) Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this
     Section 5 are not performed in accordance with their specific terms or otherwise are breached. Accordingly, notwithstanding the foregoing provisions of this Section 10.10, each of the Sellers, on the one hand, and the Buyer, on the other hand, shall be entitled to an injunction or injunctions, without the posting of any bond, to prevent breaches of the provisions of Section 5 and to enforce specifically the terms and provisions of Section 5 in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

     11.11. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     11.12. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     11.13. Expenses. Each of the Buyer, the Company and the Sellers will bear his or its own costs and expenses (including legal and accounting fees and expenses and, in the case of the Buyer, fees in connection with required filings under the Hart-Scott-Rodino Act) in connection with this Agreement and the transactions contemplated hereby. The Sellers represent and warrant to the Buyer that Hillyer & Irwin, PC has been retained by the Company to represent the Company and certain of the Sellers (at the expense of the Company) in connection with the transactions contemplated hereby and that the Company will incur no other costs or expenses (including legal and accounting fees and expenses), directly or indirectly, in connection with this Agreement and the transactions contemplated hereby.

     11.14. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     11.15. Incorporation of Exhibits and Schedules. The Exhibits and the Disclosure Schedule identified in this Agreement and the other certificates and instruments to be delivered in connection with this Agreement are incorporated herein by reference and made a part hereof.

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999



     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


THE BUYER:                          CHARLES RIVER LABORATORIES, INC.


                                    By:____________________________
                                       Name:
                                       Title:


THE COMPANY:                        SBI HOLDINGS, INC.


                                    By:____________________________
                                       Name:
                                       Title:


THE SELLERS:


                                    -------------------------------
                                         Jean M. Bees
                                         14225 Wind River Lane East
                                         Reno, NV 89511


                                    -------------------------------
                                         Donna Eisenhauer
                                         4055 Mustang Court
                                         Reno, NV 89502


                                    -------------------------------
                                         Nancy A. Gillett
                                         1100 Ivy Court
                                         Reno, NV 89523

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999




                                    -------------------------------
                                         John Kapeghian
                                         14240 Via Contento Court
                                         Reno, NV 89511


                                    -------------------------------
                                         Doug Kornbrust
                                         7245 Lingfield
                                         Reno, NV 89502


                                    -------------------------------
                                         Ron Thielman
                                         6285 Desert Star Drive
                                         Las Cruces, NM 88005


                                    -------------------------------
                                         Karol Bice-Godwin
                                         6164 Chandler Drive
                                         San Diego, CA 92117


                                    -------------------------------
                                         Martin Brett
                                         11222 Woodlush Court
                                         San Diego, CA 92128


                                    -------------------------------
                                         William C. Hobson
                                         --------------------
                                         --------------------

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999


                                    -------------------------------
                                         Azim Khamisa
                                         --------------------
                                         --------------------


                                    -------------------------------
                                         Glen Elliott
                                         --------------------
                                         --------------------


                                    -------------------------------
                                         Dave McCaslin
                                         --------------------
                                         --------------------


                                    -------------------------------
                                         Mark Young
                                         --------------------
                                         --------------------


                                    -------------------------------
                                         Gary Chellman
                                         --------------------
                                         --------------------

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999


                                    THE FULLER FAMILY JOINT REVOCABLE
                                    INTER-VIVOS TRUST


                                    By:____________________________
                                    Name:    Belinda Fuller
                                    Title:   Trustee
                                    Address: 5204 Palo Alto Circle
                                             Sparks, NV 89436

                                    GILLIKIN LIVING TRUST


                                    By:____________________________
                                    Name:    Phyllis C. Gillikin
                                    Title:   Trustee
                                    Address: 5177 Aspen View
                                             Reno, NV 89523


                                    WILIIAM C. HOBSON AND/OR MARY BETH
                                    HUSEMOLLER 1998 REVOCABLE TRUST


                                    By:____________________________
                                    Name:    William C. Hobson
                                             and/or
                                             Mary Beth Husemoller
                                    Title:   Trustee
                                    Address: 14185 Powder River Drive
                                             Reno, NV 89511

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999




                                    EMERALD K GISS TRUST dated May 13, 1999


                                    By:____________________________
                                    Name:    Nancy G. Saunders
                                    Title:   Trustee
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123




                                    By:____________________________
                                    Name:    Gary E. Giss, as custodian for
                                             Lisa N. Giss under the Virginia
                                             Uniform Transfers to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    By:____________________________
                                    Name:    Gary E. Giss, as custodian for
                                             Julie E. Giss under the Virginia
                                             Uniform Transfers to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    -------------------------------
                                             Barbara J. Giss
                                             c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999




                                    --------------------------------
                                            Gary E. Giss
                                            c/o Cheryl Ann Anderson
                                            3608 Woodland Trail
                                            Eagan, MN  55123



                                    --------------------------------
Kent Vincent Anderson
                                            c/o Cheryl Ann Anderson
                                            3608 Woodland Trail
                                            Eagan, MN  55123



                                    By:____________________________
                                    Name:   Cheryl Ann Anderson, as custodian
                                            for Michelle Suzanne Anderson
                                            under the Virginia Uniform Transfers
                                            to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    By:____________________________
                                    Name:   Cheryl Ann Anderson, as custodian
                                            for Jennifer Lynn Anderson
                                            under the Virginia Uniform Transfers
                                            to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999



                                    ---------------------------------
                                             Cheryl Giss Anderson
                                             c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    By:____________________________
                                    Name:    Diane G. Probus, as custodian
                                             for Ryan D. Probus under the
                                             Virginia Uniform Transfers
                                             to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    By:____________________________
                                    Name:    Diane G. Probus, as custodian
                                             for Kathryn A. Probus under the
                                             Virginia Uniform Transfers
                                             to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999




                                    By:____________________________
                                    Name:    Diane G. Probus, as custodian
                                             for Aaron D. Probus under the
                                             Virginia Uniform Transfers
                                             to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    By:____________________________
                                    Name:    Diane G. Probus, as custodian
                                             for Stephen P. Probus under the
                                             Virginia Uniform Transfers
                                             to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    ---------------------------------
                                             Diane G. Probus
                                             c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    ---------------------------------
                                             Michael W. Saunders
                                             c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123

                                                Charles River Laboratories/SBI
                                                          Amended and Restated
                                                      Stock Purchase Agreement
                                                             September 4, 1999




                                    By:____________________________
                                    Name:    Michael W. Saunders, as custodian
                                             for Jacob E. Saunders under the
                                             Virginia Uniform Transfers
                                             to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    By:____________________________
                                    Name:    Michael W. Saunders, as custodian
                                             for Matthew W. Saunders under the
                                             Virginia Uniform Transfers
                                             to Minors Act
                                    Address: c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123



                                    ---------------------------------
                                             Nancy G. Saunders
                                             c/o Cheryl Ann Anderson
                                             3608 Woodland Trail
                                             Eagan, MN  55123

                                                                     Exhibit 2.1

                                                                       Number of
Seller                                                                  Shares
-------------------------------------------------------------------------------
Jean M. Bees                                                            184,000
(options)                                                                10,000
Donna Eisenhauer                                                         42,300
Nancy A. Gillett                                                        250,000
(options)                                                                10,000
John Kapeghian                                                           40,000
(options)                                                                95,000
Doug Kornbrust                                                          515,000
(options)                                                                10,000
Ron Thielman                                                            100,000
Karol Bice-Godwin                                                        11,062
(options)                                                                16,593
Martin Brett                                                              9,219
(options)                                                                 8,296
William C. Hobson (options)                                              25,000
Azim Khamisa (options)                                                  140,000
Glen Elliott (options)                                                   30,000
Dave McCaslin (options)                                                 110,623
Mark Young (options)                                                      2,765
Gary Chellman (options)                                                  75,000
The Fuller Family Joint Revocable Inter-Vivos Trust                     331,000
Gillikin Living Trust                                                    20,000
William C. Hobson and/or Mary Beth Husemoller 1998 Revocable Trust      650,000
Emerald K. Giss Trust                                                    18,339
Gary E. Giss, as custodian for Lisa N. Giss                               3,333
Gary E. Giss, as custodian for Julie E. Giss                              3,333
Barbara J. Giss                                                           3,333
Gary E. Giss                                                              3,333
Kent Vincent Anderson                                                     3,333
Cheryl Ann Anderson, as custodian for Michelle Suzanne Anderson           3,333
Cheryl Ann Anderson, as custodian for Jennifer Lynn Anderson              3,333
Cheryl Giss Anderson                                                      3,333
Diane G. Probus, as custodian for Ryan D. Probus                          3,333
Diane G. Probus, as custodian for Kathryn A. Probus                       3,333
Diane G. Probus, as custodian for Aaron D. Probus                         3,333
Diane G. Probus, as custodian for Stephen P. Probus                       3,333
Diane G. Probus                                                           3,333
Michael W. Saunders                                                       3,333
Michael W. Saunders, as custodian for Jacob E. Saunders                   3,333
Michael W. Saunders, as custodian for Matthew W. Saunders                 3,333
Nancy G. Saunders                                                         3,333

                                                                    Exhibit 2.3

                             Target Working Capital

Cash                                             201,000
A/R                                            2,400,000
Inventory                                        618,000
Prepaid                                          145,000
                                            ------------

Sub Total                                      3,364,000


Accounts Payable                                 805,440
Vacation                                         302,148
P/R Taxes                                        159,382
CA Tax                                             8,059
Misc. Accrual                                     95,000
LOC                                              849,000
                                            ------------

Sub Total                                      2,219,029


Target Working Capital                         1,144,971

                                                                    Schedule 9.2

                                  Indemnitors


          Indemnator                                         Amount
          ----------                                         ------
William Hobson
Jean Bees
Doug Kornbrust
Nancy Gillett
Dave McCaslin
Karol Bice-Godwin
John Kapeghian
                Total                                      $7,500,000